    As filed with the Securities and Exchange Commission on November 30, 1998
                                                    Registration No. 333-______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                           STRATEGIC DIAGNOSTICS INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                56-1581761
         (State or other jurisdiction of                   (I.R.S. employer
         incorporation or organization)                  Identification No.)

                           Strategic Diagnostics Inc.
                               111 Pencader Drive
                                Newark, DE 19702
                    (Address of Principal Executive Offices)
                         -------------------------------

                        1998 Employee Stock Purchase Plan
                            (Full title of the Plan)
                         -------------------------------

                              Richard C. Birkmeyer
                      President and Chief Executive Officer
                               111 Pencader Drive
                                Newark, DE 19702
                     (Name and Address of Agent for Service)

                                 (302) 456-6789
          (Telephone number, including area code of agent for service)

                          Copies of Communications to:

       Paul T. Porrini, Esquire                    Arthur A. Koch, Jr.
       Pepper Hamilton LLP                         Strategic Diagnostics Inc.
       1235 Westlakes Drive, Suite 400             111 Pencader Drive
       Berwyn, Pennsylvania 19312-2401             Newark, DE  19702

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                        Proposed Maximum
  Title of Securities to            Amount to Be       Offering Price Per           Proposed Maximum                Amount of
       Be Registered               Registered (1)          Share (2)          Aggregate Offering Price(2)      Registration Fee (2)
===================================================================================================================================
Common Stock, par
value $.01 per share                   661,157              $2.1875                  $1,446,281                      $402.07
===================================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Registrant's Common Stock reported on the NASDAQ National Market on November 27, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents which have been filed by Strategic Diagnostics Inc. ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

         (c) the Company's current report on Form 8-K filed September 17, 1998; and

         (d) the description of the Common Stock, of the Company contained in the Company's Registration Statement on Form 8-A dated September 15, 1993, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock registered hereunder has been passed upon for the Company by Pepper Hamilton LLP, 1235 Westlakes Drive, Suite 400, Berwyn, Pennsylvania 19312.

Item 6.  Indemnification of Directors and Officers.

         Statutory Provisions

         Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty as a director. Registrant's Certificate of Incorporation includes such a provision. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for: (i) any breach of a director's duty of loyalty to the registrant or its stockholders;
(ii) acts and omissions not in good faith or acts which involve intentional misconduct or knowing violations of law; (iii) liability for unlawful payment of dividends or unlawful stock purchase or redemption under Section 174 of the DGCL; or (iv) any transaction from which a director derives an improper personal benefit.

         Section 145 of the DGCL provides that a corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

         Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification had met the applicable standard of conduct as set forth in the DGCL. The indemnification provided by the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him or her against such liability. The indemnification provided by the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Certificate of Incorporation and Bylaws

         The registrant's Certificate of Incorporation limits the registrant's directors' liability for monetary damages to the registrant and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. In the event of any amendment to the DGCL at a later date to authorize corporate action further limiting the personal liability of corporate directors, the registrant's Certificate of Incorporation authorizes the registrant to limit liability of the registrant's directors to the fullest extent permitted under the DGCL at such later date. In addition, the registrant's Certificate of Incorporation provides that any repeal or modification of the provisions relating to indemnification by the stockholders of the registrant or by an amendment to the DGCL will not affect any right or protection existing at the time of such repeal or amendment with respect to any acts or omissions occurring either before or after such repeal or amendment.

         The registrant's Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee or other benefit plans, will be indemnified by the registrant to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against any and all expenses incurred in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that the registrant will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the registrant's Board of Directors. The right to indemnification will be a contractual right and will include the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by the person seeking indemnification to repay such payment if such person shall be adjudicated or determined not to be entitled to indemnification. No indemnification shall be provided to a person with respect to a matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action of such person was in or not opposed to the best interests of the registrant. In the event that a proceeding is settled or compromised, no indemnification shall be provided to such person if there is a determination by a majority vote of the Board of Directors of the registrant that, with respect to such matter, such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the registrant. If more than half of the members of the registrant's Board of Directors are involved in such proceeding, the determination shall be made by a majority vote of a committee of one or more disinterested director(s) chosen at a regular or special meeting.

         The indemnification rights conferred by the registrant's Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant may maintain insurance at its expense on behalf of its directors, officers, employees and agents.

Item 7.  Exemption from Registration Claimed.

         No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

         Exhibit No.    Description

               4        1998 Employee Stock Purchase Plan

               5        Opinion of Pepper Hamilton LLP

               23.1     Consent of Arthur Andersen LLP

               23.2     Consent of Pepper Hamilton LLP (Included in Exhibit 5)

               24       Power of Attorney (See Signature Page)

Item 9.  Undertakings

         The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

                           424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, Delaware on November 30, 1998.


                                        STRATEGIC DIAGNOSTICS INC.


                                        By:  /s/ Richard C. Birkmeyer
                                             -----------------------------------
                                             Richard C. Birkmeyer, President and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard C. Birkmeyer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:


Name                                    Title                                   Date
----                                    -----                                   ----
/s/ Richard C. Birkmeyer                President, Chief Executive              November 30, 1998
------------------------                Officer and Director
Richard C. Birkmeyer                    (principal executive officer)


/s/ Arthur A. Koch                      Vice President - Finance and            November 30, 1998
------------------                      Chief Financial Officer
Arthur A. Koch                          (principal financial and
                                        accounting officer)


Name                                    Title                                   Date
----                                    -----                                   ----
/s/ Richard J. Defieux                  Director                                November 30, 1998
----------------------
Richard J. Defieux

/s/ Robert E. Finnigan                  Director                                November 30, 1998
----------------------
Robert E. Finnigan

/s/ Stephen O. Jaeger                   Director                                November 30, 1998
---------------------
Stephen O. Jaeger

/s/ Kathleen E. Lamb                    Director                                November 30, 1998
--------------------
Kathleen E. Lamb

/s/ Curtis Lee Smith, Jr.               Director                                November 30, 1998
-------------------------
Curtis Lee Smith, Jr.

___________________                     Director                                November 30, 1998
Grover C. Wrenn


                                  EXHIBIT INDEX

Exhibit Numbers    Description
---------------    -----------

4                  1998 Employee Stock Purchase Plan

5                  Opinion of Pepper Hamilton LLP

23.1               Consent of Arthur Andersen LLP

23.2 Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5)